Exhibit 99.1

RELEASE 4:30 PM – September 25, 2014

CONTACT:	Susan Munhall, Investor Relations
Hudson City Bancorp, Inc.
West 80 Century Road, Paramus, New Jersey 07652
TELEPHONE:	(201) 967-8290
E-MAIL:	smunhall@hcsbnj.com

HUDSON CITY BANCORP, INC. ANNOUNCES DISPOSITION OF $112.1 MILLION OF NON-PERFORMING LOANS

Paramus, New Jersey, September 25, 2014 - Hudson City Bancorp, Inc. (NASDAQ: HCBK) (the “Company”), the holding company for Hudson City Savings Bank (the “Bank”), announced today that it sold a pool of $112.1 million of residential mortgage loans guaranteed by the Federal Housing Administration (“FHA”), all of which were nonperforming at June 30, 2014, back to the financial institution that originally sold the loans to the Bank. The sale of the non-performing loan pool back to the financial institution was in accordance with the repurchase right that the financial institution exercised pursuant to the terms of the original sale and servicing agreement between the Bank and the financial institution. As consideration for the sale of the non-performing loans, the Bank received from the financial institution an amount equal to 100% of the outstanding unpaid principal balance of the loans, plus all accrued and unpaid interest on the loans. The Bank may sell additional loans to the financial institution in the future, in the event the financial institution exercises its repurchase right with respect to any additional FHA loans.

As a result of the sale transaction, the Company expects to experience a charge to the allowance for loan losses of approximately $2.9 million, resulting from the write-off of unamortized premiums on the purchased loans. In addition, due to the decline in our non-performing loans as a result of this sale transaction, in connection with our quarterly review of the adequacy of the allowance for loan losses, we may experience a decline in the allowance for loan losses through a small release of our loan loss reserves, assuming we experience no other changes to credit quality during the quarter.

Forward-Looking Statements

This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of Hudson City Bancorp, Inc. Such forward-looking statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” “probable,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Hudson City Bancorp, Inc. and Hudson City Bancorp, Inc.’s strategies, plans, objectives, expectations, and intentions and other statements contained in this release that are not historical facts. Hudson City Bancorp, Inc.’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. They can be affected by inaccurate assumptions Hudson City Bancorp, Inc. might make or by known or unknown risks and uncertainties. Factors that could cause assumptions to be incorrect include, but are not limited to, changes in interest rates, general economic conditions and legislative, regulatory and public policy changes. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. For a summary of important factors that could affect Hudson City Bancorp, Inc.’s forward-looking statements, please refer to Hudson City Bancorp, Inc.’s filings with the Securities and Exchange Commission available at www.sec.gov. Hudson City Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.